EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

			Six Months Ended June 30, 2008		Years Ended December 31,
(Dollars in millions)					2007		2006		2005		2004		2003
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported			$1,634		$1,903		$1,771		$1,432		$1,192		$1,112
Share of pre-tax income of unconsolidated subsidiaries			7		65		43		16		39		11
Fixed charges			391		1,248		1,384		948		481		424

Earnings	(A	)	$2,032		$3,216		$3,198		$2,396		$1,712		$1,547

Interest on other short-term borrowings			$234		$959		$1,145		$753		$315		$279
Interest on long-term debt, including amortization of debt issuance costs			96		189		140		100		68		69
Portion of rents representative of the interest factor on long-term leases(1)			61		100		99		95		98		76

Fixed charges	(B	)	$391		$1,248		$1,384		$948		$481		$424

Consolidated ratios of earnings to fixed charges, excluding interest on deposits	(A)/(B	)	5.20	x	2.58	x	2.31	x	2.53	x	3.56	x	3.65	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported			$1,634		$1,903		$1,771		$1,432		$1,192		$1,112
Share of pre-tax income of unconsolidated subsidiaries			7		65		43		16		39		11
Fixed charges			1,183		3,546		3,275		2,080		993		796

Earnings	(C	)	$2,824		$5,514		$5,089		$3,528		$2,224		$1,919

Interest on other short-term borrowings and deposits			$1,026		$3,257		$3,036		$1,885		$827		$651
Interest on long-term debt, including amortization of debt issuance costs			96		189		140		100		68		69
Portion of rents representative of the interest factor on long-term leases(1)			61		100		99		95		98		76

Fixed charges	(D	)	$1,183		$3,546		$3,275		$2,080		$993		$796

Consolidated ratios of earnings to fixed charges, including interest on deposits	(C)/(D	)	2.39	x	1.55	x	1.55	x	1.70	x	2.24	x	2.41	x

(1)

The interest factor on long-term operating leases was estimated using one-third of rental expense. The interest factor on long-term capital leases was equal to the amount recorded as interest expense in the consolidated statement of income.